EXHIBIT 16 May 23, 2002 Securities and Exchange Commission Washington, D.C. 20549

Re:	Transmeridian Exploration, Inc. File No. 333-60960

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Transmeridian Exploration, Inc. dated May 15, 2002 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP —————————————— Grant Thornton LLP Certified Public Accountants